
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                     254,883,907
<SECURITIES>                                         0
<RECEIVABLES>                                3,772,062<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             269,915,491<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               269,915,491<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,465,946<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,645,385
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (4,179,439)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (4,179,439)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (4,179,439)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $2,777,934 and interest receivable of $994,128.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $11,259,522.
<F3>Liabilities include redemptions payable of $4,601,160,
accrued brokerage fees of $1,624,086 and accrued management fees of $896,047.
<F4>Total revenues include realized trading revenue of $7,388,455, net change in unrealized of $(6,776,774) and interest income of $2,854,265.


